UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report (Date of earliest event reported): June 30, 2014

CVR PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35120 (Commission File Number)	56-2677689 (I.R.S. Employer Identification Number)
2277 Plaza Drive, Suite 500 Sugar Land, Texas 77479 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 207-3200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2014, Stanley A. Riemann retired from his position as Chief Operating Officer of CVR Energy, Inc. (“CVR Energy”).

CVR Energy indirectly owns 100% of CVR Refining GP, LLC (“CVR Refining GP”), the general partner of CVR Refining, LP (“CVR Refining”), and 100% of CVR GP, LLC (“CVR GP”), the general partner of CVR Partners, LP (“CVR Partners”). In addition, CVR Energy indirectly owns approximately 67% of the common units representing limited partner interests of CVR Refining, and approximately 53% of the common units representing limited partner interests of CVR Partners. CVR Refining and CVR Partners obtain certain management services from CVR Energy pursuant to a Services Agreement among CVR Energy, CVR Refining and CVR Refining GP dated December 31, 2012, as amended (the “Refining Services Agreement”), and a Second Amended and Restated Services Agreement among CVR Energy, CVR Partners and CVR GP dated May 4, 2012, as amended (the “Fertilizer Services Agreement” and together with the Refining Services Agreement, the “Services Agreements”). In accordance with the Services Agreements, CVR Energy provides CVR Refining and CVR Partners with, among other things, services from CVR Energy employees in capacities equivalent to the capacities of executive officers, including, without limitation, a chief operating officer. Mr. Riemann served as the chief operating officer for each of CVR Refining GP and CVR GP pursuant to the Services Agreements. In addition, Mr. Riemann also served on the board of directors of CVR Refining GP and CVR GP.

In connection with Mr. Riemann’s retirement from CVR Energy, effective June 30, 2014 he also retired from his position as Chief Operating Officer of CVR Refining GP and CVR GP, and he retired from his positions on the board of directors of CVR Refining GP and CVR GP.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 2, 2014

CVR Partners, LP
By: CVR GP, LLC, its general partner

By:	/s/ Edmund S. Gross
Edmund S. Gross,
Senior Vice President, General Counsel and Secretary